Exhibit 1.2

Pricing Agreement

July 12, 2007

Banc of America Securities LLC

214 North Tryon Street

NC1-027-21-04

Charlotte, North Carolina 28255

and

J.P. Morgan Securities Inc.

270 Park Avenue, 10th floor

New York, New York 10017

as Representatives of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 12, 2007 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the Underwriters with respect to the Designated Securities in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of March 7, 2007 (the “Initial Trust Agreement”), between the Company, The Bank of New York (Delaware), as Delaware Trustee (the “Delaware Trustee”) and Chase Bank USA, National Association, as eligible lender trustee, will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Delaware Trustee, The Bank of New York Trust Company, N.A. as Eligible Lender Trustee (the “Eligible Lender Trustee”) and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”). The Notes will be issued and secured pursuant to the Indenture, dated as of July 19, 2007 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”).

Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the Pre-Pricing Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect acquire, hold, manage or dispose of investments (as principal or agent) for purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

Very truly yours,

SLM Funding LLC

By:	/S/ MARK L. HELEEN
Name:	Mark L. Heleen
Title:	Vice President

SLM Education Credit Finance Corporation

By:	/S/ MARK L. HELEEN
Name:	Mark L. Heleen
Title:	Vice President

Accepted and agreed with respect to Sections 6(b), 9, 11,

12 and 14 of the Underwriting Agreement:

SLM Corporation

By:	/S/ J. LANCE FRANKE
Name:	J. Lance Franke
Title:	Senior Vice President

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By:	/S/ JAMES G. MACKEY
Name:	James G. Mackey
Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/S/ R. ERIC WIEDELMAN
Name:	R. Eric Wiedelman
Title:	Executive Director

as Representatives of the Underwriters named in Schedule I hereto

SCHEDULE I

Amount of Designated Securities to be Purchased

Underwriters	Class A-1	Class A-2	Class A-3	Class A-4
Banc of America Securities LLC	$37,000,000	$33,500,000	$52,168,000	$47,668,000
J.P. Morgan Securities Inc.	37,000,000	33,500,000	52,168,000	47,668,000
Credit Suisse Securities (USA) LLC	37,000,000	33,500,000	52,166,000	47,666,000
Deutsche Bank Securities Inc.	37,000,000	33,500,000	52,166,000	47,666,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,000,000	33,500,000	52,166,000	47,666,000
Greenwich Capital Markets, Inc.	37,000,000	33,500,000	52,166,000	47,666,000

Total	$222,000,000	$201,000,000	$313,000,000	$286,000,000

Underwriters	Class A-5	Class A-6	Class B-1	Class B-2
Banc of America Securities LLC	$57,000,000	$191,586,000	$6,250,000	$8,049,000
J.P. Morgan Securities Inc.	57,000,000	191,586,000	6,250,000	8,048,000
Credit Suisse Securities (USA) LLC	57,000,000	191,585,000	6,250,000	8,047,000
Deutsche Bank Securities Inc.	57,000,000	191,585,000	6,250,000	8,047,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	57,000,000	191,585,000	6,250,000	8,047,000
Greenwich Capital Markets, Inc.	57,000,000	191,585,000	6,250,000	0

Total	$342,000,000	$1,149,512,000	$37,500,000	$40,238,000

SCHEDULE I – 1

SCHEDULE II

Title of each Class of Designated Securities:

Floating Rate Class A-1 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class A-1”)

Floating Rate Class A-2 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class A-2”)

Floating Rate Class A-3 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class A-3”)

Floating Rate Class A-4 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class A-4”)

Floating Rate Class A-5 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class A-5”)

Floating Rate Class A-6 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class A-6”)

Floating Rate Class B-1 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class B-1”)

Auction Rate Class B-2 Student Loan-Backed Notes

(for purposes of this Schedule II, “Class B-2”)

Aggregate principal amount of each Class:

Class A-1:	$222,000,000
Class A-2:	$201,000,000
Class A-3:	$313,000,000
Class A-4:	$286,000,000
Class A-5:	$342,000,000
Class A-6:	$1,149,512,000
Class B-1:	$37,500,000
Class B-2:	$40,238,000

SCHEDULE II – 1

Price to Public of each Class:

Class A-1:	100.00%
Class A-2:	100.00%
Class A-3:	100.00%
Class A-4:	100.00%
Class A-5:	100.00%
Class A-6:	100.00%
Class B-1:	100.00%
Class B-2:	100.00%

Purchase Price by Underwriters of each Class:

Class A-1:	99.875%
Class A-2:	99.850%
Class A-3:	99.830%
Class A-4:	99.820%
Class A-5:	99.800%
Class A-6:	99.770%
Class B-1:	99.700%
Class B-2:	99.850%

Specified funds for payment of purchase price: Immediately Available Funds

Indenture: Indenture, dated as of July 19, 2007, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2007-5, and The Bank of New York Trust Company, N.A., as Eligible Lender Trustee.

Maturity:

Class A-1:	July 2013 Distribution Date
Class A-2:	October 2015 Distribution Date
Class A-3:	October 2018 Distribution Date
Class A-4:	April 2021 Distribution Date
Class A-5:	January 2024 Distribution Date
Class A-6:	January 2043 Distribution Date
Class B-1:	January 2043 Distribution Date
Class B-2:	January 2043 Distribution Date

SCHEDULE II – 2

Interest Rate:

Class A-1:	3/4-month LIBOR* minus 0.01%
Class A-2:	3/4-month LIBOR* plus 0.00%
Class A-3:	3/4-month LIBOR* plus 0.03%
Class A-4:	3/4-month LIBOR* plus 0.06%
Class A-5:	3/4-month LIBOR* plus 0.08%
Class A-6:	3/4-month LIBOR* plus 0.11%
Class B-1:	3/4-month LIBOR* plus 0.14%
Class B-2:	Auction Rate

*	As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:	July 19, 2007

Closing location for delivery of Designated Securities:

Sallie Mae

12061 Bluemont Way

Reston, VA 20190

Names and addresses of Representatives:

Banc of America Securities LLC

214 North Tryon Street

NC1-027-21-04

Charlotte, North Carolina 28255

Attention: Michael Brown

J.P. Morgan Securities Inc.

270 Park Avenue, 10th floor

New York, New York 10017

Attention: Eric Wiedelman

SCHEDULE II – 3